                             MANUFACTURING AGREEMENT

                                    REDACTED

                               Pharmacia & Upjohn
                                Oncology Division

                             Albuquerque, New Mexico

                                       and

                               Immunomedics, Inc.
                            Morris Plains, New Jersey

    * Confidential portions omitted and filed separately with the Commission.

                                   June, 1996

                                TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS....................................................................  1
               1.01   Bulk Solution........................................................  1
               1.02   Product(s)...........................................................  1
               1.03   Finished.............................................................  1
               1.04   Specifications.......................................................  1
               1.05   Master Batch Record..................................................  1
               1.06   PLA..................................................................  1
               1.07   Calendar Year........................................................  2
               1.08   Effective Date.......................................................  2
               1.09   Affiliate............................................................  2
               1.10   Person...............................................................  2
               1.11   Schedules............................................................  2

ARTICLE II.  THE WORK......................................................................  2
               2.01   Statement of Work....................................................  2
               2.02   Amendments to Statement of Work......................................  2
               2.03   Addition of Other Products to the Agreement..........................  2
               2.04   Work Performed by POD................................................  3
               2.05   Preparation of Bulk Solution.........................................  3
               2.06   Use of POD Facilities by IMMUN.......................................  3
               2.07   Equipment Provided by IMMUN..........................................  3
               2.08   Compliance With Applicable Rules at the POD Facility.................  3
               2.09   Responsibility for Bulk Solution.....................................  4
               2.10   Endotoxin Testing....................................................  4
               2.11   Availability of POD Facilities.......................................  4
               2.12   Processing of Product in Quarantine..................................  4
               2.13   Regulatory Support...................................................  4
               2.14   Facilities Inspection..................................................5

ARTICLE III.  FORECAST OF REQUIREMENTS.....................................................  5
               3.01   Forecast.............................................................  5
               3.02   POD Obligation to Meet Requirements..................................  5
               3.03   Placement of an Order................................................  5

ARTICLE IV. SHIPMENT & STORAGE OF, & PAYMENT FOR PRODUCT...................................  5
               4.01   Storage .............................................................  5
               4.02   Transfer of Product to IMMUN.........................................  6
               4.03   Payment for Product....................................................6
               4.04   Cancellation Fee.....................................................  6
               4.05   Component Fee........................................................  6
               4.06   Late Payment Penalty.................................................  6

                                              (i)



ARTICLE V. PRICE OF MANUFACTURE............................................................  6
               5.01   Price................................................................  6
               5.02   Price Increase.......................................................  7
               5.03   Notification of Price Increase.......................................  7
               5.04   Verification of Increase by Accountant...............................  7
               5.05   Accountant's Report..................................................  7
               5.06   Determination that Increase is Unjustified...........................  7
               5.07   Price Decrease.......................................................  7

ARTICLE VI.  WARRANTIES OF POD.............................................................  8
               6.01   The POD Facility.....................................................  8
               6.02   Aseptic Processing Environment.......................................  8
               6.03   Failure to Comply with Sections 6.01 and 6.02........................  8

ARTICLE VII. OWNERSHIP OF COMPONENTS AND RISK OF LOSS....................................... 8
               7.01   Ownership of Components............................................... 8
               7.02   Ownership of Finished Product......................................... 8
               7.03   Ownership of Bulk Solution............................................ 8
               7.04   Ownership of Equipment................................................ 8

ARTICLE VIII. TERM AND TERMINATION.......................................................... 9
               8.01   Term.................................................................. 9
               8.02   Voluntary Termination................................................. 9
               8.03   Termination for Material Breach....................................... 9
               8.04   Termination for Insolvency............................................ 9
               8.05   Effect of Expiration or Termination................................... 9
               8.06   POD Obligations Upon Expiration or Termination........................ 9

ARTICLE IX. INDEMNIFICATION................................................................ 10
               9.01   POD Indemnity........................................................ 10
               9.02   IMMUN Indemnity...................................................... 10

ARTICLE X. POD LIABILITY TO IMMUN FOR PRODUCT LOSSES....................................... 11
               10.01  Liability for Loss of Product, Bulk Solution,
                      Equipment and Components............................................. 11
               10.02  Parties Disagree Whether Product Out of Specification................ 11

ARTICLE XI. CONFIDENTIALITY................................................................ 11
               11.01  Confidential Information............................................. 11
               11.02  Limitations on Confidentiality....................................... 12
               11.03  Disclosure Required by Law........................................... 12
               11.04  Equitable Remedies for Breach of Confidentiality..................... 12


                                             (ii)


ARTICLE XII. MISCELLANEOUS................................................................. 12
               12.01  Force Majeure........................................................ 12
               12.02  New Mexico Gross Receipts & Compensating Tax......................... 13
               12.03  Relationship......................................................... 13
               12.04  Governing Law........................................................ 13
               12.05  Notice............................................................... 13
               12.06  Legal Construction................................................... 14
               12.07  Entire Agreement, Modifications, Consents, Waivers................... 14
               12.08  Section Headings; Construction....................................... 15
               12.09  Execution Counterparts............................................... 15
               12.10  Product Manufactured Prior to Effective Date......................... 15

ARTICLE XIII. BINDING EFFECT, ASSIGNMENT................................................... 15

SIGNATURE PAGE..............................................................................16

ATTACHMENTS TO AGREEMENT

               SCHEDULE 1.04 - Specifications
               SCHEDULE 2.01 - Statement of Work
               SCHEDULE 2.07 - Equipment List
               SCHEDULE 5.01 - Product Pricing Schedule

                                             (iii)

                             MANUFACTURING AGREEMENT

--------------------------------------------------------------------------------


        THIS AGREEMENT entered into this_________ day of June, 1996, between Pharmacia & Upjohn Oncology Division, 4272 Balloon Park Road, N.E. Albuquerque, New Mexico 87109 (hereinafter referred to as "POD"), and IMMUNOMEDICS, INC., 300 American Road, Morris Plains, New Jersey 07950 (hereinafter referred to as "IMMUN").

        WHEREAS, IMMUN is a biotechnology company which, using its proprietary technology and know-how, has developed in vivo cancer imaging products known as "CEA-Scan'tm'" and LeukoScan'r' (the Products); and

        WHEREAS, POD has expertise in the finishing of pharmaceutical products and has the necessary and proper facilities and employees to undertake such finishing services and is willing to do so;

        NOW, THEREFORE, in consideration of the mutual covenants exchanged herein, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

        1.01 Bulk Solution. As used herein the term "Bulk Solution" refers to the formulated solution of Injectable grade in vivo imaging agent solution prepared at the POD facility by IMMUN personnel.

        1.02 Product(s). As used herein the term "Product(s)" shall mean "finished" Bulk Solutions which are final pharmaceutical dosage forms having the trade names "CEA-Scan'tm'" or LeukoScan'r' and which are useful as in vivo imaging agents.

        1.03 Finished. The term "finish" or "finished" refers to Bulk Solution which has been filled into vials, lyophilized, inspected, and packaged by POD in order to produce finished pharmaceutical dosage forms of the Product(s). The term "finishing" refers to the process of filling, lyophilization, and packaging of the Bulk Solution.

        1.04 Specifications. As used herein the term "Specification" shall mean the "Master Batch Record" for each Product and the standards set forth in
Schedule 1.04 attached hereto.

        1.05 Master Batch Record. The term "Master Batch Record" as used herein shall mean the master production and control records required by the FDA to be kept for each Product pursuant to 21 CFR 'SS'600.12.

        1.06 PLA. The term "PLA" is used herein to mean the Product License Application No. 91-0209 for CEA-Scan'tm' and the Product License Application No. _________________for LeukoScan'r' covering the Product(s) filed with the United States Food and Drug Administration ("FDA").

        1.07 Calendar Year. The term "Calendar Year" shall mean the consecutive twelve (12) month period beginning January 1 of a year and ending December 31 of such year.

                                                                         Page 2.

        1.08 Effective Date. The "Effective Date" of this Agreement shall be the date first written hereinabove.

        1.09 Affiliate. The term "Affiliate" as used herein shall mean with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" including, with correlative meanings, the terms "controlled by" and "under common control with" means ownership directly or indirectly of more than thirty percent (30%) of the equity capital having the right to vote for election of directors in the case of a corporation and more than thirty percent (30%) of the beneficial interest in the case of a business entity other than a corporation.

        1.10 Person. As used herein the term "Person" shall mean any individual, corporation, partnership, business trust, business association, governmental entity, governmental authority or other legal entity.

        1.11 Schedules. The Schedules to this Agreement are listed below and are an integral part of this Agreement and are incorporated herein.

                      Schedule                            Description
                      --------                            -----------
                        1.04                               Specifications
                        2.01                               Statement of Work
                        2.07                               Equipment List
                        5.01                               Price


                              ARTICLE II. THE WORK

        2.01 Statement of Work. The work to be performed by POD pursuant to the terms of this Agreement shall be as set forth in the Statement of Work attached hereto as Schedule 2.01 and as such may be amended from time to time.

        2.02 Amendments to Statement of Work. Any amendments made to the Statement of Work must be mutually agreed to by the parties in writing and must be attached to Schedule 2.01 whereupon such amendment shall become part of this Agreement.

        2.03 Addition of Other Products to the Agreement. With the written consent of POD, IMMUN may add additional products to the Agreement to be finished by POD; provided, however, that POD shall have the unilateral right to decide whether it wishes to finish such additional products pursuant to this Agreement. Any additional products added to the Agreement will require their own Specifications, Statements of Work and determination of "cost" in order to set the price pursuant to Section 5.01.

                                                                         Page 3.

        2.04 Work Performed by POD. POD shall be responsible for "finishing" the formulated bulk Solution supplied to it by IMMUN in accordance with the Statement of Work to produce Product which meets the Specifications set forth in
Schedule 1.04 attached hereto.

        2.05 Preparation of Bulk Solution. IMMUN shall be responsible for the preparation of the Bulk Solution according to the PLA and shall be responsible for providing such Bulk Solution to POD, at POD's facilities at such time and in such quantities as to enable POD to produce Product in accordance with the Statement of Work.

        2.06 Use of POD Facilities by IMMUN. POD shall make its facilities (including all equipment reasonably required for the preparation of Bulk Solution) available for IMMUN personnel to prepare Bulk Solution in the quantity required for the manufacture of lots of Product scheduled for production in accordance with the scheduling procedures of Section 3.03.

        2.07 Equipment provided by IMMUN. IMMUN, where possible, shall provide all equipment and spare parts for such equipment which will come in contact with the Bulk Solution for each Product and which shall be suitable and sufficient for the preparation, holding and filling of each of the Bulk Solutions. Such equipment shall be provided to POD new and in good working order. POD agrees to clean, maintain and store such equipment and use it solely for the purpose of manufacturing the IMMUN product for which it is dedicated. IMMUN shall be responsible for the repair or replacement of all equipment that becomes inoperative because of normal wear and tear or improper use by IMMUN employees. POD shall be responsible for the replacement of such equipment that becomes inoperative because of improper use by POD employees. A list of the equipment to be provided by IMMUN is attached as Schedule 2.07.

        2.08 Compliance With Applicable Rules at the POD Facility. While performing the formulation activities at the POD facilities described in Section 2.05, IMMUN personnel shall comply with applicable current Good Manufacturing Practice as set forth in 21 CFR Part 211, as amended from time to time ("FDA GMP") and POD's written Standard Operating Procedures ("SOPs") as disclosed to IMMUN prior to the date hereof. IMMUN agrees to assume any and all risks of its personnel entering and being in POD's facilities for such formulation activities and releases POD from any and all claims which may arise due to any injury, damage or loss which may be suffered by such personnel on such premises; provided, however, that such assumption and release shall not apply to any risk, injury, damage or loss caused by or resulting substantially from the negligence of POD, its employees and agents.

        2.09 Responsibility for Bulk Solution. Except as otherwise provided herein, IMMUN shall be solely liable for any damage to or loss of the Bulk Solution prepared by IMMUN at the POD facility. POD shall have no obligation or responsibility to IMMUN for any damage to or loss of such Bulk Solution until

                                                                         Page 4.

IMMUN provides such Bulk Solution to POD personnel to begin finishing the Bulk Solution into Product, unless such loss or damage is due to the negligence of POD.

        2.10 Endotoxin Testing. Unless otherwise agreed to by the parties, POD shall retain a sample of each batch of final formulated Bulk Solution provided to it by IMMUN for finishing and POD shall assay the retained sample of final formulated Bulk Solution for presence of endotoxin to provide a baseline endotoxin measurement to be used to determine whether endotoxin was introduced into the Product during the finishing process. If the results of the endotoxin test indicates that endotoxin was introduced into the Product after compounding and during finishing then failure of the Product to meet the Endotoxin Specifications shall be presumed to be the fault of POD and the provisions of
Section 10.01 shall apply.

        2.11 Availability of POD Facilities. In the event that the POD facilities should become unavailable for any reason and for any period of time resulting in IMMUN being unable to use such facilities to prepare the Bulk Solution, POD shall promptly notify IMMUN, in writing, and shall use its best efforts to promptly restore the availability of the facilities for the use of IMMUN. In the event the POD facilities become unavailable to IMMUN for use through no fault of POD, POD shall have no liability to IMMUN either direct or indirect, consequential or inconsequential for any loss or damage suffered by IMMUN as a result of the unavailability of the POD facilities.

        2.12 Processing of Product in Quarantine. In the event POD elects to process "in quarantine" as set forth in Paragraph 11 of Schedule 2.01, if a batch or lot of product so processed is rejected, POD shall be responsible for additional labor and materials costs associated with reworking of the batch or lot; provided, however, that if IMMUN requests that the batch or lot be further processed in quarantine, then IMMUN shall be responsible for the additional labor and material costs if the batch or lot so processed is rejected and must be reworked.

        2.13 Regulatory Support. POD shall provide IMMUN at no additional charge, with regulatory support for the Drug Master File and for the POD facilities inspections by the FDA or equivalent foreign health care regulatory authorities. In the event regulatory support additional to that just described is required by IMMUN, POD shall provide such support and shall charge IMMUN for the labor and materials used. Labor shall be charged at the rate specified in
Schedule 5.01 herein and materials shall be charged at cost.

        2.14 Facilities Inspection. IMMUN shall have the right to audit POD's facilities for Good Manufacturing Practices compliance during each year of the term of the Agreement; provided IMMUN gives POD reasonable prior notice and the date of the audit is mutually agreed to by the parties. IMMUN agrees that its employees or agents which inspect POD facilities will comply with POD rules, regulations and GMP's. IMMUN specifically assumes liability for any injuries, damages or delays in production resulting solely from

                                                                         Page 5.

the action of its employees or agents at POD facilities. There shall be no charge to IMMUN for POD's cooperation unless more than one audit per year is scheduled on IMMUN's behalf.

                      ARTICLE III. FORECAST OF REQUIREMENTS

        3.01 Forecast. Within fifteen (15) days after the Effective Date, IMMUN shall deliver to POD a forecast of the quantity (by batch size) of Product to be produced by POD for the period from the Effective Date until December 31, 1996 (the "Initial Forecast"). The first three months of the forecast will be considered a firm commitment for production quantities and the remainder of the forecast shall be advisory only. Beginning on June 1, 1996, and thereafter on June 1 of each calendar year of the Agreement, IMMUN shall deliver to POD a forecast of its requirements for Product for the Calendar Year and shall thereafter update such Calendar Year forecasts on a monthly basis in order to allow POD to plan its production schedule for the batch size of Product to be produced. In the event that IMMUN anticipates a material deviation from the forecast at any time, IMMUN shall promptly notify POD.

        3.02 POD Obligation to Meet Requirements. POD agrees to supply, in each Calendar Year, all orders placed by IMMUN up to one hundred percent (100%) of IMMUN's Calendar Year forecast. POD shall use reasonable efforts to supply any quantity ordered by IMMUN of Product in excess of the forecast subject to POD's production scheduling capabilities and commitments to other customers.

        3.03 Placement of an Order. IMMUN shall initiate an order for Product by sending to POD a specific purchase order for Product. Once POD takes possession of the Bulk Solution and begins to finish such Bulk Solution pursuant to the Statement of Work, IMMUN shall be obligated to accept delivery of and pay for the Product produced from such Bulk Solution, provided such Product meets the Specifications. Purchase orders shall be submitted to the attention of Contract Manufacturing.

            ARTICLE IV. SHIPMENT & STORAGE OF, & PAYMENT FOR PRODUCT

        4.01 Storage. Finished vials will be stored at the recommended controlled temperature until shipped as instructed by IMMUN. POD will store the finished dosage form at no cost up to two weeks after the lots are released to IMMUN by POD's Quality Assurance Department. Beyond two weeks an additional charge will be incurred as noted in Schedule 5.01. The parties agree that the storage of the finished product by POD shall not create or constitute an agency relationship between the parties. Title to all Product whether approved or unapproved shall remain with IMMUN and subject to the Provisions of 10.01, risk of loss of such product shall rest with IMMUN.

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                                                                         Page 6.

        4.02 Transfer of Product to IMMUN. Product shall be shipped to IMMUN by POD F.O.B. Albuquerque; any deviation from this Section 4.02 must be in writing and agreed to by POD. There shall be only one shipment per lot of Product.

        4.03 Payment for Product. POD shall invoice IMMUN for approved Product which is "released" in accordance with applicable FDA rules and regulations. The invoice date shall be either the date of shipment of Product or the date the lot is released by POD's Quality Department (in the event the lot is not shipped following release in quarantine to IMMUN by POD's Quality Department). Payment terms are [*]% in advance with the payment and purchase order received prior to the manufacture of each lot (F.O.B. Albuquerque). The remaining [*]% of the price shall be due within ten (10) working days of completion of batch record review by POD and receipt of the lot(s) by IMMUN if the lots are shipped to IMMUN or an IMMUN designated location or, if POD stores the lot(s) of Product, payment of the remaining [*]% will be due ten (10) days after completion of batch record review by POD.

        4.04 Cancellation Fee. A cancellation fee of [*] Dollars [*], plus an additional charge for labor and materials if applicable, shall be billed to IMMUN if cancellation or rescheduling by IMMUN of any scheduled batch production occurs within one (1) week (7 days) of the scheduled manufacture date.

        4.05 Component Fee. A component fee equal to [*] times the cost of POD's components used plus [*] times the costs associated with component preparation shall be billed to IMMUN if IMMUN fails to cancel a lot one week (7 days) prior to the scheduled manufacture date.

        4.06 Late Payment Penalty. All invoices paid later than ten (10) days from completion of batch record review by POD will be charged 1.5% interest per month.

                         ARTICLE V. PRICE OF MANUFACTURE

        5.01 Price. IMMUN shall pay POD for Product in accordance with the price set forth in Schedule 5.01 attached hereto.

        5.02 Price Increase. The price charged by POD for the manufacture of Product as specified in Section 5.01 shall remain in effect until December 31, 1996. On January 1, of each Calendar Year thereafter, POD shall have the right to increase the price set forth in Schedule 5.01 to reflect increased manufacturing costs and increased fixed costs incurred by POD during the previous twelve (12) month period. Any such price increase shall not exceed ten percent (10%) of the sum of the manufacturing cost and fixed cost for the Product determined for the previous twelve (12) month period.

        5.03 Notification of Price Increase. POD must notify IMMUN no later than December 1, 1996 that POD intends to take a price increase and the amount of the increase (hereinafter the "Increased Cost

                                                                         Page 7.

Notice"). At the time POD provides IMMUN with the Increased Cost Notice, POD shall provide IMMUN with a statement which sets forth, in reasonable detail, the increased costs and the computation thereof.

        5.04 Verification of Increase by Accountant. Within forty-five (45) days after receipt of the Increased Cost Notice from POD, IMMUN shall have the right to have any such increase in cost verified by an independent certified public accountant of its choosing who shall be reasonably acceptable to POD and who shall execute such nondisclosure agreement with respect to POD's confidential information as may reasonably be required by POD (a "Nondisclosure Agreement").

        5.05  Accountant's  Report.  The  independent  accountant  described  in
Section 5.05 shall issue a report within thirty (30) days of the completion of the audit, and copies of such report shall be delivered to IMMUN and POD. IMMUN shall be obligated to pay the increased price for the Product during the period of the audit and completion of the report.

        5.06 Determination that Increase is Unjustified. In the event the audit of the increased costs shows that such increase is not based on reasonable evidence of increased costs to POD, the parties shall negotiate in good faith to determine an acceptable price increase, if any. If the independent auditor determines that the price increase requested by POD is more than 1.5 times the increase the independent auditor finds to be supported, POD shall pay for the cost of such audit.

        5.07 Price Decrease. If, as a result of a cooperative effort between POD and IMMUN relating to the manufacture of IMMUN's products, POD experiences a decrease in cost of manufacture of Product, e.g., materials, direct labor and the like or overhead related to the services to be performed by POD under this Agreement, POD shall notify IMMUN of such decrease and grant IMMUN a reduction in price equal to the related cost reduction. IMMUN shall have the right, upon reasonable notice to POD, to have an independent certified public accountant reasonably acceptable to POD (who shall execute a Nondisclosure Agreement) review the books and records of POD once every Calendar Year to verify if any such cost reductions resulting from the joint efforts of IMMUN and POD have occurred.

                          ARTICLE VI. WARRANTIES OF POD

        6.01 The POD Facility. POD represents and warrants that it shall use its best efforts to maintain its facilities in such a fashion as to be in compliance with all applicable federal, state and local rules and regulations. POD agrees that it will maintain a Type I Drug Master File ("DMF") for the POD facility.

                                                                         Page 8.

        6.02 Aseptic Processing Environment. POD represents and warrants that it shall use its best efforts to insure that all filtration, filling and lyophilization of the Product by POD shall be done in an aseptic processing environment and in accordance with the Statement of Work.

        6.03 Failure to Comply with Sections 6.01 and 6.02. In the event that POD determines that it is unable to comply with its obligations as specified in
Section 6.01 and Section 6.02, it shall promptly notify IMMUN of its inability to comply and shall advise IMMUN of what actions POD shall take in order to be in compliance.

              ARTICLE VII. OWNERSHIP OF COMPONENTS AND RISK OF LOSS

        7.01 Ownership of Components. All raw materials, active and inactive ingredients, and secondary components supplied by IMMUN to POD, as between POD and IMMUN, shall be owned by IMMUN, who shall retain title thereto at all times and subject to the provisions of Section 10.01, IMMUN shall bear all risk of loss therefore.

        7.02 Ownership of Finished Product. The finished Product shall be owned by IMMUN, and subject to the provisions of Section 10.01, IMMUN shall bear the risk of loss for such product while stored at POD's manufacturing or warehouse facility.

        7.03 Ownership of Bulk Solution. IMMUN shall own the Bulk Solution prepared by IMMUN at POD's facilities pursuant to the provisions of Section 2.04 and subject to the provisions of Section 10.01, IMMUN shall bear the risk of loss for such Bulk Solution.

        7.04 Ownership of Equipment. IMMUN shall own the product contact equipment IMMUN purchases and provides to POD for use only on the Products. Subject to the provisions of Section 10.01, IMMUN shall bear the risk of loss for such equipment while stored at POD's manufacturing or warehouse facility. POD shall take steps necessary to identify all equipment belonging to IMMUN sufficient to differentiate such equipment from POD's own equipment.

                       ARTICLE VIII. TERM AND TERMINATION

        8.01 Term. Upon execution by both parties, this Agreement shall be effective as of the date first set forth above and shall expire on December 31, 1998. IMMUN may renew this Agreement for successive one (1) year periods by giving notice to POD of IMMUN's intent to renew at least ninety (90) days prior to

                                                                         Page 9.

the expiration of the term; provided however, that POD must consent to the renewal. POD shall notify IMMUN no later than fifteen (15) days after receipt of the notice whether it consents to the renewal.

        8.02 Voluntary Termination. IMMUN or POD may terminate this Agreement for any reason, provided that the terminating party first serves written notice of such termination on the other party no later than one hundred eighty (180) days prior to the date of such termination.

        8.03 Termination for Material Breach. Either party may terminate this Agreement in the event of a material breach by the other, provided that the party asserting such breach first serves written notice of the alleged breach on the offending party and such alleged breach is not cured within thirty (30) days of said notice.

        8.04 Termination for Insolvency. In the event that either party shall admit in writing that it can not pay its debts, or shall suspend its business, or shall file a voluntary petition or any answer admitting the jurisdiction of the court and the material allegations of, or shall consent to, an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of all or a substantial part of its property (such party, upon the occurrence of any such event, a "Bankrupt Party"), then to the extent permitted by the law the other party hereto may thereafter immediately terminate this Agreement by giving notice of termination to the Bankrupt Party.

        8.05  Effect  of  Expiration  or  Termination.   Expiration  or  earlier
termination of this Agreement shall not extinguish rights or obligations previously accrued or vested.

        8.06 POD Obligations Upon Expiration or Termination. Upon the expiration of this Agreement or its earlier termination, POD shall:

               a) at the request of IMMUN, and at IMMUN's expense, return or dispose of all raw materials, ingredients, components, equipment, packaging and finished Product to IMMUN or to a third party pursuant to the instructions of IMMUN; and

               b) use its best efforts to assist IMMUN in the transfer of relevant manufacturing technology and information not considered to be proprietary to POD to another qualified manufacturing site; IMMUN shall pay POD for such efforts in an amount to be determined by the parties.

                           ARTICLE IX. INDEMNIFICATION

        9.01 POD Indemnity. POD agrees to indemnify, protect and defend IMMUN and hold IMMUN harmless from and against any claims, damages, liability, harm, loss, costs, penalties, lawsuits, threats of

                                                                        Page 10.

lawsuit, recalls or other governmental action, including reasonable attorneys' fees, brought or claimed by any third party which (i) arise as the result of POD's breach of this Agreement or of any warranty or representation made to IMMUN under this Agreement; or, (ii) which result from any claim made against IMMUN in connection with POD's manufacture of defective Product for IMMUN. Upon the filing of any such legal claim or lawsuit against IMMUN, IMMUN shall promptly notify POD, in writing, of any such claim and POD shall, at its expense, with attorneys reasonably acceptable to IMMUN, handle, defend and control such claim or lawsuit. Failure to notify POD promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve POD of any liability to IMMUN under this Section 9.01. IMMUN shall have the right to participate in the defense of such action at its expense with counsel of its choosing.

        9.02 IMMUN Indemnity. IMMUN agrees to indemnify, protect, and defend POD and hold POD harmless from and against any claims, damages, liabilities, harm, loss, costs, penalties, lawsuits, threats of lawsuit, recalls or other governmental action, including reasonable attorneys' fees, brought or claimed by any third party, which (i) arise out of IMMUN's breach of this Agreement or of any warranty or representation to POD under this Agreement; or, (ii) result from the negligent acts or willful malfeasance on the part of IMMUN or employees or agents, in connection with IMMUN's sale, marketing or distribution of Product manufactured by POD or other activities or actions in connection with the Product. Upon the filing of any such legal claim or lawsuit against POD, POD shall promptly notify IMMUN, in writing, of any such claim and IMMUN shall, at its expense, with attorneys reasonably acceptable to POD, handle, defend, and control such claim or lawsuit. Failure to notify IMMUN promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve IMMUN of any liability to POD under this Section 9.02. POD shall have the right to participate in the defense of such action at its expense with counsel of its choosing.

              ARTICLE X. POD LIABILITY TO IMMUN FOR PRODUCT LOSSES

        10.01 Liability for Loss of Product, Bulk Solution, Equipment, and Components. POD's liability to IMMUN for loss of Product, Bulk Solution, equipment, component parts of said Product (for example, active drug substance, excipients), or for out of Specification Product which cannot be reworked, occurring during the manufacturing process due to the fault of POD shall be limited to the lesser of the following:

               a)     [*] per batch or lot of Product; or

               b) The actual cost of the Product, Bulk Solution, equipment or components of the Product.

                                                                        Page 11.

In the event of a third-party claim, the provisions of Article IX shall govern and shall supersede the provisions of this Article X. The parties specifically agree that the limitation of liability set forth in this Section 10.01 shall apply to the following Sections: Section 2.09, Section 4.01, Section 4.02,
Section 7.01, Section 7.02, Section 7.03 and Section 7.04.

        10.02 Parties Disagree Whether Product Out of Specification. In the case of a disagreement between the parties as to whether the Product meets the Specifications, a third party laboratory which is reasonably acceptable to both parties shall be chosen to act as a neutral referee. The decision of the neutral referee shall be binding on the parties. The cost of such testing performed by the laboratory shall be borne by the party found to be in error.

                           ARTICLE XI. CONFIDENTIALITY

        11.01 Confidential Information. Each party ("Receiving Party") shall maintain in confidence all information heretofore or hereafter disclosed by the other ("Disclosing Party") which such party knows or has reason to know are trade secret and other proprietary information owned by or licensed to the other, including, but not limited to, information relating to the Product (including without limitation, information developed in preclinical and clinical studies), and licenses, patents, patent applications, technology or processes and business plans of the other party, including, without limitation, information designated as confidential in writing from one party to the other (all of the foregoing hereinafter referred to as "Confidential Information"), and shall not use such Confidential Information except as permitted by this Agreement or disclose the same to anyone other than those of its officers, directors or employees as are necessary in connection with such party's activities as contemplated by this Agreement. Each party shall use the same efforts such party would use to protect its own information to ensure that its officers, directors and employees do not disclose or make any unauthorized use of such Confidential Information. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's Confidential Information.

        11.02 Limitations on Confidentiality. The obligation of confidentiality contained in this Article XI shall not apply to the extent that: i) the Receiving Party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; ii) the Receiving Party can demonstrate that the disclosed information was at the time of disclosure already in the public domain other than as a result of actions or failure to act of the Receiving Party, its officers, directors or employees, in violation hereof; iii) the disclosed information was rightfully known by the Receiving Party (as shown by its written records) prior to the date of disclosure to the Receiving Party in connection with this Agreement; or iv) the

                                                                        Page 12.

disclosed information was received by the Receiving Party on an unrestricted basis from a source which is not under a duty of confidentiality to the other party.

        11.03 Disclosure Required by Law. In the event that the Receiving Party shall be required to make disclosure pursuant to the provisions of Section 11.02
(i) as a result of the issuance of a court order or other government process, the Receiving Party shall promptly, but in no event more than forty-eight (48) hours after learning of such court order or other government process, notify, by personal delivery or facsimile, all pursuant to Section 12.04 hereof, the Disclosing Party and, at the Disclosing Party's expense, the Receiving Party shall: a) take all reasonably necessary steps requested by the Disclosing Party to defend against the enforcement of such court order or other government process, and b) permit the Disclosing Party to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

        11.04 Equitable Remedies for Breach of Confidentiality. The parties acknowledge that their failure to comply with the provisions of Section 11.01 of this Article XI may cause irreparable harm and damage to the name and reputation of the other party for which no adequate remedy may be available at law. Accordingly, the parties agree that upon a breach by a party of such provisions, the non-breaching party may, at its option, enforce the obligations of the breaching party under those provisions by seeking equitable remedies in a court of competent jurisdiction.

                           ARTICLE XII. MISCELLANEOUS

        12.01 Force Majeure. Neither of the parties to this Agreement shall be liable to the other party for any loss, injury, delay, damage or other casualty suffered or incurred by such other party due to strikes, lockouts, accidents, fire, delays in manufacture, transportation or delivery of material, embargoes, inability to ship, explosions, floods, war, governmental action or any other cause similar thereto which is beyond the reasonable control of such other party and any failure or delay by a party in the performance of any of its obligations under this Agreement shall not be considered as a breach of this Agreement due to, but only so long as there exists, one or more of the foregoing causes; provided, however, that if POD cannot complete an order within ninety (90) days due to any such cause, IMMUN may cancel the order without liability to POD.

        12.02 New Mexico Gross Receipts & Compensating Tax. IMMUN hereby agrees to be liable for and to pay to POD any sales, use, gross receipts or any other taxes, licenses or fees (excluding income and franchise taxes) legally incurred by POD from the State of New Mexico or any other state or tax jurisdiction as a result of purchasing materials, rendering services, transferring property or any other action necessary to be taken by POD in order to fulfill the terms of this Agreement.

                                                                        Page 13.

        12.03 Relationship. This Agreement shall not be construed to create between the parties hereto or their respective successors or permitted assignees the relationship of principal and agent, joint venturers, copartners or any other similar relationship, the existence of which is hereby expressly denied by each party. Neither party shall be liable to any third party in any way for engagement, obligation, contract, representation or transaction or for any negligent act or omission to act of the other except as expressly provided.

        12.04 Governing Law. The provisions of this Agreement shall be governed in all respects by the laws of the State of New York.

        12.05 Notice. All notices, proposals, submissions, offers, approvals, agreements, elections, consents, acceptances, waivers, reports, plans, requests, instructions and other communications required or permitted to be made or given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing, and shall be deemed to have been duly made or given when: a) delivered personally with receipt acknowledged; b) sent by registered or certified mail or equivalent, return receipt requested, or c) sent by facsimile or telex (which shall promptly be confirmed by a writing sent by registered or certified mail or equivalent, return receipt requested), or d) sent by recognized overnight courier for delivery within twenty-four (24) hours, in each case addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional address or facsimile as any party shall hereafter specify by Communication to the other parties:

To POD:                            H. Joseph Larsen
                                   Sr. Vice President/General Manager
                                   Pharmacia & Upjohn Oncology Division
                                   4272 Balloon Park Road, N.E.
                                   Albuquerque, New Mexico 87109
                                   Fax No. (505) 345-7513

For All Issues to POD:             Jan Holland Hickey
                                   Director of Contract Manufacturing
                                   Pharmacia & Upjohn Oncology Division
                                   4272 Balloon Park Road, N.E.
                                   Albuquerque, New Mexico 87109
                                   Fax No. (505) 345-7513

For Quality Issues to POD:         Donald E. Hagman, Ph.D.
                                   Vice President, Development/Quality Assurance
                                   Pharmacia & Upjohn Oncology Division
                                   4272 Balloon Park Road, N.E.
                                   Albuquerque, New Mexico 87109
                                   Fax No. (505) 345-7513

To IMMUN:                          David M. Goldenberg, Sc.D., M.D.
                                   Chairman and CEO
                                   Immunomedics, Inc.
                                   300 American Road

                                                                        Page 14.

                                   Morris Plains, New Jersey  07950
                                   Fax No.: 201-605-8282

With a Copy to:                    Cynthia L. Sullivan
                                   Executive Director, Operations
                                   Immunomedics, Inc.
                                   300 American Road
                                   Morris Plains, New Jersey  07950
                                   Fax No.: 201-605-8282

Notice of change of address shall be deemed given when actually received, all other Communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received, or on the date when delivered personally; (ii) one (1) day after being sent by facsimile, cable, telex (each promptly confirmed by a writing as aforesaid) or overnight courier; or four (4) business days after mailing (except that in the case of any communication given to a person with an address outside the United States, then ten (10) business days after mailing).

        12.06 Legal Construction. In case any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement, and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

        12.07 Entire Agreement, Modifications, Consents, Waivers. This Agreement together with the Schedules hereto contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Each party hereto may, by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Neither anything in this Agreement nor the execution or performance hereof shall be deemed to prejudice in any way, and each party hereto expressly reserves, any and all rights, remedies, and claims which each party may now or hereafter have against or with respect to the other party or any of such other party's Affiliates, relating to any matter which is not expressly covered by this Agreement.

        12.08 Section Headings; Construction. The section headings and titles contained herein are each for reference only and shall not be deemed to affect the meaning or interpretation of this Agreement. The words "hereby", "herein", "hereinabove", "hereinafter", "hereof" and "hereunder", when used anywhere in

                                                                        Page 15.

this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, the conjunctive shall include the disjunctive and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

        12.09 Execution Counterparts. This Agreement may be executed in any number of counterparts and each such duplicate counterpart shall constitute an original, any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterpart. Moreover, notwithstanding that any of the parties did not execute the same counterpart, each counterpart shall be deemed for all purposes to be an original, and all such counterparts shall constitute one and the same instrument, binding on all of the parties hereto.

        12.10 Product Manufactured Prior to Effective Date. The parties specifically acknowledge that only Product manufactured by POD upon or after the Effective date is covered by this Agreement and Product manufactured by POD for IMMUN prior to the Effective Date is not covered by this Agreement.

                    ARTICLE XIII. BINDING EFFECT, ASSIGNMENT

        In entering into this Agreement, each party hereto has relied upon the expertise and capabilities of the other. Accordingly, neither party may directly or indirectly assign, delegate, encumber or in any other manner transfer any of its rights, remedies, obligations, liabilities or interests in or arising under this Agreement, without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that either party may directly or indirectly assign, delegate, encumber or in any other manner transfer any of its rights, remedies, obligations, liabilities or interests in or arising under this Agreement, upon prior notice to the other party but without obtaining the prior consent of such party to:

        a)     any affiliate of a party; or

        b) to any entity which succeeds, by purchasing stock or assets, by merger or otherwise, to all or substantially all of the assets of a party or in the case of IMMUN, to any right, title and interest of IMMUN's to the Product.

Any attempted assignment, delegation, encumbrance or other transfer in violation of this Agreement shall be void and of no effect, and shall be a material breach hereof.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

                                                                        Page 16.

IMMUNOMEDICS, INC.                           PHARMACIA & UPJOHN        ONCOLOGY
                                             DIVISION

By: /s/ David M. Goldenberg                  By:  /s/ H. Joseph Larsen
                                                  H. Joseph Larsen

Title: Chairman & CEO               Title:   Sr. Vice President/General Manager

Date:  June 14, 1996                         Date: June 12, 1996

(Agreemen\Immufinl)

                                  SCHEDULE 1.04

                                 SPECIFICATIONS

Current revisions of the Master Batch Record, Document No. 10-228, and Packaging Batch Record, Document No. PL-IMR, for CEA-Scan'tm' and current revisions of the Master Batch Record, Document No. 10-290, and Packaging Batch Record, Document No. PL-IMM, for LeukoScan'r' and the standards set forth on this page constitute the Specifications.

                                      * * *


POD is responsible for the Products meeting the following standards:

               Product sterility

               Moisture content by Loss on Drying not greater than [*]%

               Fill vials and  maintain  fill weight within limits of '+='- 0.12
               mg/vial  of  target  fill  provided  by  IMMUN   personnel  on  a
               Certificate of Analysis.

               Endotoxin less than 5 E.U. per vial

               Particle  testing meeting USP  specifications
               '<=' 6,000 particles per vial that are '>=' 10'u'm
               '<=' 600  particles  per vial that are '>=' 25'u'm

                                  SCHEDULE 2.01

                                STATEMENT OF WORK

1. All of the work to be performed in processing the Product shall be in accordance with the Specifications set forth in Schedule 1.04.

2. POD will be responsible for aseptic processing and lyophilization of the formulated Bulk Solution(s) of Injectable grade CEA-Scan'tm' or LeukoScan'r', using Bulk Solution(s) prepared at POD by IMMUN personnel.

3. POD will be responsible for furnishing the tested and released Water for Injection USP, and Nitrogen, NF as required. Argon gas (best grade available) will be supplied by POD, and IMMUN will be invoiced at POD's cost for the number of tanks used.

4. POD will membrane sterile filter the Bulk Solution and conduct the appropriate "in process" quality control testing as specified in Paragraph 13(d) below, on the buffers, formulated product and sterile bulk solution prior to filling into vials.

5. Upon receiving a written release from POD's Quality Control Department, the POD Production Department will aseptically subdivide the sterile Bulk Solution into the appropriate sterile vial size at a specified fill weight so that each vial contains the required amount of Product.

6. Filled trays of vials will be held in an enclosed cart purged with Argon until loaded into the lyophilizer on shelves frozen to[*][d]C. The aseptically filled vials will then be lyophilized according to a written Standard Procedure for Freeze Drying.

7. At the completion of the Standard Freeze Drying cycle, the lyophilization chamber will be restored to the specified pressure with Nitrogen NF, which will be passed through a suitable, sterilized microbiological-retentive filter. The lyophilized vials will be aseptically stoppered inside the chamber, then removed and sealed with specified aluminum closures in a controlled environment area.

8. The finished vials will be transferred from the capping area where they are sampled for QC testing.

9. Samples of each lot of finished vials will be sent to IMMUN for testing. The samples requested by IMMUN will be packed on cold packs and shipped per IMMUN's written instructions.

10. IMMUN will inform POD in writing of the acceptable or unacceptable test results as soon as they become available to allow POD to schedule the product for inspection.

11. The finished vials will be placed in quarantine and stored at the recommended controlled temperature until released by POD's or IMMUN's Quality Assurance Departments. IMMUN will be responsible for final release.

12. Based on POD's release for further processing and/or in conjunction with IMMUN's release, the Vice President or designee of POD's Quality Assurance Department will notify POD's Packaging Supervisor that finished vials can be 100% inspected and bulk packed into their final configuration. As an alternative, POD may elect to process [*] to reduce labor costs (i.e., inspect and bulk package in quarantine) prior to quality control release. This alternative method is according to POD's Standard Procedure for the Release and Shipment of Finished Products and shall be at the risk of POD for additional labor costs if a lot so processed [*] is rejected. POD will maintain complete lot identify until the lot is released by IMMUN.

13.     In furtherance of the foregoing  steps, POD will, in accordance with the
        Specifications:

        (a) Prepare the batch documents, which shall include the Master Batch Record as approved by POD and IMMUN.

        (b) Furnish the necessary Nitrogen, NF, and Water for Injection, USP, and test and release these items according to current compendia methods. Argon will be released on vendor's Certificate of Analysis. POD will furnish IMMUN with a copy of vendor and/or POD's Certificates of Analysis upon request.

        (c) Furnish the following components and conduct the appropriate inspection, testing and release thereof, providing IMMUN with test results and manufacturer's certificate of analysis.

               i)     Vials (upon depletion of IMMUN stock)
               ii)    Stoppers
               iii)   Seals

        (d) In support of the on-site manufacturing by IMMUN, conduct the following In-Process tests:

               i)     Buffers - pH and conductivity
               ii)    UV absorbance at 280nm
               iii)   Prefiltration bioburden
               iv)    Bulk sterility (post-filtration bioburden)
               v)     Bacterial endotoxin test on unfiltered bulk solution

        (e)    Sterile  filter  the  formulated   CEA-Scan'tm'  or  LeukoScan'r'
               solution(s) as supplied by IMMUN and conduct the appropriate "in process" control release as required by fill.

        (f) Prepare and sterilize vials and stoppers in accordance with POD's Standard Procedures.

        (g)    Prepare aluminum closures for the sealing process.

        (h) Aseptically fill vials within tolerance limits set by IMMUN and hold filled vials in [*] atmosphere until loaded in lyophilizer, in accordance with SOP's provided by POD.

        (i) Freeze dry vials and determine moisture value by Loss on Drying method (LOD).

        (j)    Aseptically stopper and seal lyophilized product vials.

        (k) Perform limited Quality Control testing of finished dosage form according to IMMUN specifications as designated in PLA including:

               i)     Sterility     (current    U.S.P.     confirmation)    plus
                      Staphylococcus   aureus   ATCC   6598P,   (BP  -   British
                      Pharmacopeia).

               ii)    LOD moisture determination after the sealing operation.

        (l) Where possible deliver released batch records and all testing records to IMMUN within 30 days of manufacture and inspection in connection with remaining testing of finished dosage form by IMMUN per current USP and/or internal specifications. [See Item 14(e)].

        (m)    100% inspect finished dosage form.

        (n) Bulk pack unlabeled vials as directed in IMMUN's packaging specifications.

        (o) Store quarantined vials at [*][d] C until instructed by IMMUN to ship product.

        (p) Ship finished Product to distribution centers designated by IMMUN.

14. In furtherance of the foregoing steps, IMMUN will, in accordance with the Specifications:

        (a) Furnish POD with sufficient Bulk formulated Products for further processing. To prepare each Bulk Solution on-site at POD, IMMUN will ship the following buffers and tested and released materials to POD:

               CEA-Scan'tm'                              LeukoScan'r'

               i.   [*]                               i.   [*]
               ii.  [*]                               ii.  [*]
               iii. [*]                               iii. [*]
               iv.  [*]                               iv.  [*]
               v.   [*]                               v.   [*]
                                                      vi.  [*]
                                                      vii. [*]


        (b) Three (3) ml vials will be used from inventory provided by IMMUN until depleted. IMMUN will perform the appropriate inspection, testing and release. POD will only perform an identification inspection if the vials are sent "released" from IMMUN. If vials are shipped to POD directly from the vendor, POD will conduct the appropriate inspection, testing and release.

        (c) Keep POD informed of current manufacturing/Quality Control developments relating to the Product at its current stage of development and/or commercialization, to the extent necessary for POD's contract manufacturing function.

        (d) Provide, prior to shipment, Material Safety Data Sheets and decontamination procedures (if required), for all materials supplied by IMMUN to POD.

        (e) Perform Quality Control testing of the finished dosage form per current USP and/or internal specifications.

        (f)    Provide final release of Product.

        (g) Maintain a complaint file regarding IMMUN and regulatory complaints and inquiries concerning the Product. The file will be kept by IMMUN during the term of the Agreement and any extensions thereof, and for five (5) years after this Agreement terminates. A copy of each such complaint or inquiry which pertains to any activity performed by POD shall be sent to POD quarterly.

        (h) Maintain an adverse reaction file regarding IMMUN or regulatory complaints and inquiries concerning the Product. The file will be kept by IMMUN during the term of the Agreement and any extensions thereof, and for five (5) years after this Agreement terminates.

        (i) Provide shipping instructions for samples and final Product. POD shall maintain such instructions in its file during the term of this Agreement and for five (5) years thereafter.

        (j) Shall be responsible for securing all necessary regulatory approval for the Product, and shall be responsible for drug listing of the Product.

        (k) Shall receive the original batch records after completion and POD will retain a copy for its files. Each party shall maintain such records for a period of five (5) years after the expiration date of each individual lot.

                                  SCHEDULE 2.07

                                 EQUIPMENT LIST

Quantity                     Description

1                     FU-50 filling unit 1000-2
4                     3cc syringes w/backups
1                     10" filter housing, 1/4" hose barbs
1                     3 gallon pressure vessel
1                     10 gallon pressure vessel
1                     15 gallon pressure vessel
3                     3' Stainless steel hose
1                     6' Stainless steel hose
1                     30' Stainless steel hose
2                     40L carboy
1                     4L carboy
6                     Various size beakers, 1000ml, 250ml
40                    Stainless steel triclover clamps
150                   Silicone gaskets
2                     Silicone bottle stoppers
15                    Sanitary end caps with 3/16" hose barbs
10                    Quick connect fittings
10                    3/16" barb fittings
20'                   Stainless steel syphon tubing assembly
1                     90[d] elbow, 1 1/2diameter
2                     Endcaps, 1 1/2"
1                     Diaphragm valve 1 1/2"


                                  SCHEDULE 5.01

                             PRODUCT PRICE SCHEDULE
                          FIRM UNTIL DECEMBER 31, 1996

Manufacture up to 4,000 vials - $[*]

4,001 to 6,000 vials - $[*] base price plus $[*] per vial for each vial over 4,000 vials and up to 6,000 vials.

6,001 to 8,000 vials - $[*] base price plus $[*] per vial for each vial over 6,000 vials and up to 8,000 vials.

8,001 to 10,000 vials - $[*] base price plus $[*] per vials for each vial over 8,000 vials and up to 10,000 vials.

10,001 to 12,000 vials - $[*] base price plus $[*] per vial for each vial over 10,000 vials and up to 12,000 vials.

12,001 vials to 15,000 vials - $[*] base price plus $[*] per vial for each vial over 12,000 vials and up to 15,000 vials.

15,001 vials to Hull #2 lyophilizer capacity - $[*] base price plus $[*] per vial for each vial over 15,000 vials.

                          (plus N.M. gross receipts tax if applicable)

Additional sample shipments'DD'                     $[*] handling fee for up to 350 vials.
                                                    $[*] for each additional increment of
                                                    350 vials per shipment. FOB Albuquerque
                                                    (e.g., $[*] for 699 vials, $[*] for 800 vials)

Additional finished vial shipments'DD'              $[*] per each pallet* ambient
                                                    $[*] per each pallet* refrigerated
                                                    $[*] per each pallet* frozen
                                                         FOB Albuquerque

Waste disposal services'DD'                         $[*] per batch for normal waste and rejects or
                                                    $[*] plus actual destruction costs if entire lot
                                                         destroyed

Storage of lots beyond 2 weeks after release:'DD'

    Room temperature                                $[*] per pallet* per month
       Refrigerated                                 $[*] per pallet* per month
       Frozen                                       $[*] per pallet* per month

Cancellation  Charge when fill  canceled  with      $[*] per Aseptic  IMMUN Fill plus labor and
less than 7 days notice'DD'                              materials expended; See Section 4.04 herein.

Additional Regulatory Assistance'DD'                $[*] per hour



Additional labor and materials required to fulf     Minimum charge $[*]. Cost of each incident based
changes to batch made with less than 7 days         upon the requirements
to complete the request plus notice                 a nuisance fee.'D'


        * Charges remain the same for all quantities less than one (1) pallet.

        'D' Example: To completely process an additional 2,000 vials and stoppers depending on size and processing requirements could cost $[*].

        'DD' Subject to New Mexico Gross Receipts Tax

1. Our prices may be revised if the current manufacturing responsibility, procedures or analytical requirements are revised by IMMUN.

2. Cancellation Charges: The cancellation charges do NOT include labor and material costs incurred should IMMUN postpone production in process just prior to filling. These additional charges will be the responsibility of IMMUN.